UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2016

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (847) 290-1891

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2016, MYR Group Inc. (the “Company”) entered into an agreement (the “Agreement”) with Engine Capital Management, LLC, Engine Capital, L.P., Engine Jet Capital, L.P., Engine Airflow Capital, L.P., Engine Investments, LLC, Engine Investments II, LLC, and Arnaud Ajdler (collectively, “Engine Capital”), and John P. Schauerman (together with Mr. Ajdler, the “Engine Appointees”) to settle a potential election contest in connection with the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”). Pursuant to the terms of the Agreement, the Company reimbursed Engine Capital for $150,000 of its legal expenses incurred in connection with the potential election contest and appointed Mr. Schauerman to the Company’s Board of Directors (the “Board”) on March 22, 2016. In the Agreement, the Company also agreed that, immediately following the 2016 Annual Meeting, the Board and all applicable committees of the Board would take all action necessary to expand the size of the Board from ten to eleven directors and appoint Mr. Ajdler to fill the newly created vacancy on the Board as a Class I director, with a term expiring at the 2017 annual meeting of stockholders, and appoint Mr. Ajdler to the Board’s Compensation Committee, as promptly as practicable following the 2016 Annual Meeting, subject, in each case, to his eligibility to serve in such capacity pursuant to applicable law and stock exchange regulations, as they may be amended from time to time.

The Agreement also provides that if either Engine Appointee is unable to serve as a director or nominee, Engine Capital has the right to recommend a replacement person for appointment or nomination for election, as applicable, to the Board. On April 20, 2016, Mr. Ajdler, on behalf of Engine Capital, informed the Company that, due to scheduling conflicts for Mr. Ajdler, Engine Capital had made a decision to conditionally recommend Bradley T. Favreau as a replacement candidate to serve on the Board in place of Mr. Ajdler. The Board evaluated Mr. Favreau’s background and qualifications to serve as a director of the Company. On April 28, 2016, following the conclusion of the 2016 Annual Meeting, the Board expanded its size from ten to eleven directors and appointed Mr. Favreau as a director of the Company, effective immediately. Mr. Favreau was appointed as a Class I director with an initial term expiring at the 2017 annual meeting of stockholders. Mr. Favreau was also appointed to serve on the Board’s Compensation Committee. Mr. Favreau will receive the standard compensation received by the Company’s non-employee directors as disclosed in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 23, 2016.

A copy of the press release announcing Mr. Favreau’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Shareholders.

The Company held the 2016 Annual Meeting on April 28, 2016, at which the stockholders considered three proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement, dated March 23, 2016. The matters voted upon at the 2016 Annual Meeting and the results of the votes were as follows:

Proposal 1. Election of Class III Directors. The stockholders elected the following four directors to each serve a three-year term expiring at the 2019 annual meeting of stockholders or until his successor has been duly chosen and qualified:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Larry F. Altenbaumer	16,370,530	752,911	1,477	1,381,148
William A. Koertner	16,021,021	1,103,529	367	1,381,148
William D. Patterson	16,391,260	731,215	2,442	1,381,148
John P. Schauerman	16,616,274	460,761	4,998	1,381,148

Each of the following directors will continue to hold office until his or her respective term expires: Henry W. Fayne, Kenneth M. Hartwick, Gary R. Johnson, Jack L. Alexander, Donald C.I. Lucky and Maurice E. Moore.

Proposal 2. Advisory Resolution to Approve the Compensation of Our Named Executive Officers. The stockholders approved the resolution on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,565,765	460,761	98,390	1,381,150

Proposal 3. Ratification of the Appointment of Our Independent Registered Public Accounting Firm. The stockholders ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions
18,339,299	15,920	150,806

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by MYR Group Inc. on April 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: April 29, 2016
	By:	/s/ Gerald B. Engen, Jr.
		Name:	Gerald B. Engen, Jr.
		Title:	Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by MYR Group Inc. on April 29, 2016.